D-Wave Announces General Availability of Advantage2 Quantum Computer, Its Most Advanced and Performant System
Sixth-Generation Quantum Computer Shown to Solve Hard Problems Beyond the Reach of Classical Computers
New System Delivers Significant Performance Gains with Greater Coherence and Increased Qubit Connectivity to Better Tackle More Complex Problems at Scale
Production-Ready 4,400+ Qubit Annealing Quantum Computer Available Now for Customers’ Real-World Use Cases
PALO ALTO, Calif. – May 20, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, today announced the general availability of its Advantage2TM quantum computing system, a powerful and energy-efficient annealing quantum computer capable of solving computationally complex problems beyond the reach of classical computers. Featuring D-Wave’s most advanced quantum processor to date, the Advantage2 system is commercial-grade, and built to address real-world use cases in areas such as optimization, materials simulation and artificial intelligence (AI).

“Today marks a significant milestone not just for D-Wave, but for the quantum computing industry as a whole, as we bring to market our sixth-generation quantum computer, a system so powerful that it can solve hard problems outside the reach of one of the world’s largest exascale GPU-based classical supercomputers,” said Dr. Alan Baratz, CEO of D-Wave. “It’s an engineering marvel, with substantial technical advancements that highlight D-Wave’s progress in scaling quantum technology to meet industry demands for growing computational processing power while maintaining energy efficiency. We’re helping customers realize value from quantum computing right now, and the Advantage2 system represents a remarkable achievement in delivering on that mission.”
Customers can now access the Advantage2 system via D-Wave’s LeapTM real-time quantum cloud service, which is available in more than 40 countries and offers 99.9% availability and uptime, sub-second response times and SOC 2 Type 2 compliance to meet enterprise needs and security requirements. For hyperscalers and supercomputing centers that want to integrate quantum computing into their infrastructure, the Advantage2 system is also available to purchase for on-premises ownership.

Advantage2 Quantum Processor Shows Significant Performance Gains over Previous Generation
Designed to tackle highly complex computational problems and facilitate quantum and hybrid-quantum applications for production deployment, the Advantage2 system’s key benefits include:
•Increased qubit connectivity: The Advantage2 processor features the Zephyr™ topology with 20-way connectivity, which enables embedding of more complex problems.
•Higher energy scale and lower noise: The Advantage2 system offers a 40% increase in energy scale and a 75% reduction in noise, which contributes to higher-quality solutions for complex calculations.
•Greater coherence: A twofold increase in coherence allows the Advantage2 quantum processor to achieve faster time-to-solution.
•Energy-efficient processing power: D-Wave’s quantum computers, including the Advantage2 system, have required the same amount of electricity over six generations—a mere 12.5 kilowatts.
•Fast anneal: This feature enables coherent quantum annealing at scale, greatly reducing the impact of external disturbances such as thermal fluctuations that can hinder quantum calculations.
•Hybrid solver integration: Now integrated with the full Advantage2 system, the hybrid solvers in the Leap quantum cloud service—including the powerful nonlinear hybrid solver—support up to two million variables and constraints, allowing businesses to run large-scale, business-critical applications in production.

To check out the impressive Advantage2 system benchmarking results, read the whitepaper here: https://d-wave-systems-inc-website.euwest01.umbraco.io/media/wakjcpsf/adv2_4400q_whitepaper-1.pdf.
Customer Use Cases Reflect a Diverse Set of Quantum Optimization, Quantum Research and Quantum AI Applications
Organizations regularly face the limitations of legacy computing solutions, leading to a growing demand for D-Wave's annealing quantum computing technology to tackle hard problems such as optimizing mobile networks, creating more efficient workforce scheduling, and streamlining automotive manufacturing processes. More than 20.6 million customer problems have been run on the Advantage2 prototypes available in the Leap cloud service since June 2022, with customer use up 134% in the last six months. An Advantage2 prototype was used by Japan Tobacco in a proof-of-concept project that utilized quantum computing and AI in the drug discovery process, and the Jülich Supercomputing Center and Los Alamos National Laboratory have used the prototypes to advance their research.

Beginning today, a full-scale generally available Advantage2 system is accessible in the Leap quantum cloud service for all D-Wave customers. In addition, D-Wave continues to expand its fleet of annealing quantum computers hosted around the world. The forthcoming Advantage2 system hosted on-premises at Davidson Technologies is intended to serve as a focal point for national security-focused quantum research. Also, the system currently located at the Jülich Supercomputing Centre (JSC) at Forschungszentrum Jülich (FZJ) will be upgraded to an Advantage2 system and is expected to connect with the JUPITER supercomputer, Europe’s first and only exascale HPC, to facilitate breakthroughs in artificial intelligence and quantum optimization applications.
Learn more and begin using the D-Wave Advantage2 quantum computer today here: https://www.dwavequantum.com/solutions-and-products/systems/.
Register to attend a D-Wave webinar on the Advantage2 system on June 10 at 11 a.m. ET here: https://dwavesys.zoom.us/webinar/register/2517467129419/WN_PavIfr-gQJ-NJWPq7NhnQQ.

Support from Leading Industry Voices and Advantage2 Prototype Users
Carleton Coffrin, Senior Scientist, Los Alamos National Laboratory (LANL)
“I lead a significant R&D effort at LANL to explore the use of analog quantum computers for scientific discovery in condensed matter theory and magnetic materials. We currently use the Advantage2 prototype system, which has yielded a variety of interesting technical results that are currently being prepared for peer review. The team is eager to work on the full-scale Advantage2 system to further this research.”
Dale Moore, President and CEO, Davidson Technologies
“We are thrilled to host an Advantage2 annealing quantum computer on-premises at Davidson headquarters in Huntsville, Alabama. We believe this system offers an important new pathway for the development of quantum optimization applications designed to support mission-critical challenges and national security-focused quantum research.”
Dr. Masaru Tateno, Chief Scientific Officer of Central Pharma Research Institute at Japan Tobacco
“The impact of bringing quantum together with AI could drive new breakthroughs in life sciences, as demonstrated in our recent proof of concept. The project revealed that D-Wave’s Advantage2 quantum systems can deliver high quality, low energy samples that could drive enhanced performance in generative AI architectures. We look forward to using the full Advantage2 system to accelerate our efforts in achieving Quantum AI-driven drug discovery.”

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com